06/22/01



JOHN HANCOCK TECHNOLOGY FUND

Exhibit - Item 77



Sub-Item 77.C.

December 1, 2000
Special Meeting


	To amend the Fund's investment objective to eliminate income as a secondary objective.

		Number of affirmative votes	-     92,389,321.38
		Number of negative votes	-	 5,845,387.63


	To reclassify the Fund's fundamental investment restriction on investing in technology companies as non-fundamental.

		Number of affirmative votes	-     92,151,876.44
		Number of negative votes	-	 5,810,742.70


	To amend the Fund's investment restriction on borrowing money.

		Number of affirmative votes	-     88,400,259.86
		Number of negative votes	-	 9,327,717.56


	To amend the Fund's investment restriction on purchasing real estate.

		Number of affirmative votes	-     90,166,200.31
		Number of negative votes	-	 7,800,217.99


	To amend the Fund's investment restriction on issuing senior securities.

		Number of affirmative votes	-     90,490,630.11
		Number of negative votes	-	 7,092,011.56


	To amend the Fund's investment restriction on investing in commodities.

		Number of affirmative votes	-     89,296,742.53
		Number of negative votes	-	 8,508,330.61